Exhibit 99.3

AUDITOR GENERAL OF CANADA	VÉRIFICATEUR GÉNÉRAL DU CANADA

CONSENT OF INDEPENDENT AUDITOR

I consent to the incorporation by reference, in Export Development Canada’s (“EDC’s”) prospectus dated July 23, 2014 included in EDC’s Registration Statement under Schedule B of the Securities Act of 1933, of my report dated February 20, 2014 to the Minister of International Trade on EDC’s consolidated statement of financial position as at December 31, 2013, the consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information, attached to EDC’s Annual Report on Form 18-K for the fiscal year ended December 31, 2013 filed on May 6, 2014.

I have not performed any procedures subsequent to the date of this consent.

This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purposes.

/s/ Clyde M. MacLellan
Clyde M. MacLellan, FCPA, FCA Assistant Auditor General for the Auditor General of Canada

July 23, 2014

Ottawa, Canada